UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3033 Campus Drive
Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On May 28, 2010, ev3 Inc. entered into an amendment to its lease agreement with Liberty Property Limited Partnership covering ev3’s Plymouth, Minnesota peripheral vascular manufacturing facility located at 4600 Nathan Lane, Plymouth, Minnesota. Pursuant to the terms of the lease amendment:
•	The term of the lease is extended through October 31, 2017;

•	ev3 has the right and option to extend the term of the lease for up to two additional extension terms of three years each and a one-time right to terminate the lease effective on October 31, 2015 by providing the landlord written notice and paying a termination fee;

•	The rentable square feet is increased by 21,637 square feet, covering a total of 85,528 square feet;

•	The monthly rental payment will range from approximately $69,500 to $83,000 during the term of the lease; and

•	The landlord has agreed to provide certain leasehold improvements and allowances.
     The foregoing description of the lease amendment does not purport to be a complete statement of the parties’ rights and obligations under the lease amendment. The foregoing description is qualified in its entirety by reference to the lease amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Lease dated as of May 28, 2010 between Liberty Property Limited Partnership and ev3 Inc. (Filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2010	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Fourth Amendment to Lease dated as of May 28, 2010 between Liberty Property Limited Partnership and ev3 Inc.	Filed herewith

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